Exhibit 16

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Weinberg & Company P.A.

Weinberg & Company P.A.

Los Angeles, CA

January 18, 2021